Exhibit 99.01

Advancing the Future of Energy

WITH CAPITAL DISCIPLINE, INNOVATION AND UNMATCHED EXECUTION

RELIABLE | AFFORDABLE | SUSTAINABLE ENERGY



INVESTOR PRESENTATION | NOVEMBER 2020

Valero

Cautionary Statement This presentation contains forward-looking statements made by Valero Energy Corporation (“VLO” or “Valero”) within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “believe,” “estimate,” “expect,” “forecast,” “could,” “may,” “will,” “targeting,” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Valero and are difficult to predict including, but not limited to, the effect, impact, potential duration or other implications of the COVID-19 pandemic. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of Valero. Although Valero believes that the assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, Valero cannot give assurance that it will achieve or accomplish its expectations, beliefs or intentions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in Valero’s filings with the Securities and Exchange Commission, including Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports available on Valero’s website at www.valero.com. These risks could cause the actual results of Valero to differ materially from those contained in any forward-looking statement. This presentation includes certain financial measures that are not defined under U.S. GAAP and are considered to be non-GAAP measures. Valero has defined these non-GAAP measures and believe they are useful to the external users of its financial statements, including industry analysts, investors, lenders, and rating agencies. Valero believes these measures are useful to assess its ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that Valero believes are not indicative of its core operating performance and that may obscure its underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of Valero’s results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because Valero may define them differently, which diminishes their utility. Valero’s reconciliations of GAAP financial measures to non-GAAP financial measures are located at the end of this presentation. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0

REFINING
WORLD'S LARGEST INDEPENDENT REFINER

RENEWABLE DIESEL
WORLD'S 2ND LARGEST RENEWABLE DIESEL PRODUCER

ETHANOL
WORLD'S 2ND LARGEST CORN ETHANOL PRODUCER

GROWTH PROJECTS FOCUSED ON COST CONTROL, OPTIMIZATION AND MARGIN EXPANSION

- **15** refineries
- lowest cost producer
- **3.2** million barrels per day of high-complexity throughput capacity
- advantaged refining and logistics assets well positioned for feedstock and product optimization
- ratable wholesale supply of 1.2 million barrels per day or over 50% of our light products
- **2019** BEST YEAR EVER FOR SAFETY

REDUCED GREENHOUSE GAS EMISSIONS BY 21% SINCE 2010

HIGH RETURN PROJECTS WITH PRODUCTS PLACED INTO HIGH GROWTH, LOW CARBON MARKETS

DIAMOND GREEN DIESEL (DGD)

- **275** million gallons per year
- **675** expanding to million gallons per year
- low carbon intensity renewable diesel produced from recycled animal fats, used cooking oil and inedible corn oil
- up to **80%** reduction in GHG emissions
- **100%** compatible with existing engines and infrastructure

CONTINUE TO EVALUATE ADDITIONAL GROWTH OPPORTUNITIES

EVALUATING ECONOMIC PATHS TO FURTHER REDUCE CARBON INTENSITY

- **14** ethanol plants
- **1.7** billion gallons per year production capacity
- high-octane renewable fuel with lower CO_2 emissions
- up to **30%** reduction in GHG emissions
- existing logistics assets well positioned to support export growth



Renewable Diesel
Refining
Ethanol
Wholesale
Midstream

Best-in-class producer of fuels and products that are essential to modern life

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 3

Advancing the Future of Energy with Capital Discipline, Innovation and Unmatched Execution

Operations

Unmatched Execution with a Proven History of Operations Excellence

- Safe, reliable, environmentally responsible operations have driven higher profitability and lower volatility through multiple commodity cycles
- The lowest cash operating cost among peer group while maintaining first quartile operating performance
- Applying our liquid fuels manufacturing expertise to optimize our renewable diesel business

Earnings Growth

Growth Through Innovation

- Growth projects focused on operating cost control, market expansion and margin improvement
- Leveraging our global liquid fuels platform to expand our long-term competitive advantage with investments in economic low-carbon projects
- 25% after-tax IRR hurdle rate for projects

Capital Discipline

Demonstrated Commitment to Stockholders

- Disciplined capital allocation with solid free cash flow and returns to stockholders across margin cycles
- Delivered on our target payout ratio of 40% to 50% every year under current management
- 13% average Return on Invested Capital since 2014

Comprehensive liquid fuels strategy driving economic growth projects and providing a viable path to reduce and offset GHG emissions by 63% by 2025

Steadfast in the execution of our strategy, pursuing **excellence in operations,** investing for **earnings growth with lower volatility** and honoring our **commitment to stockholder returns**

See slides 22-23 for notes regarding this slide. See slides 42-49 for non-GAAP disclosures.
Peer group includes PSX, MPC, HFC, and PBF.

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 4

Comprehensive Roadmap to Further Reduce Emissions with Projects in Execution GHG Emissions Intensity Absolute Reductions and Offsets through Existing Board Approved Projects Target (Scope 1 & 2)) Targeting to reduce 1.4 31.8 and offset Refining GHG emissions by 35.8 20% 4.7 BOE e2 63% CO 5.9 63% 28.7 Tons through investments Thousand in Board approved / e 7.9 projects, with the 2 Metric CO potential to achieve Tons Million 11.9 72% Metric by 2025 with projects under consideration subject to Board 2011 Base Year 2025 Target Refining GHG Absolute Emissions GHG Emissions GHG Emissions GHG Emissions Refining GHG approval (Scope 1 & 2) (Scope 1 & 2) Emissions in Reduction through Offset by Offset by Offset by Global Emissions in 2025 2011 Efficiencies Ethanol Renewable Diesel Credits for & after Reductions & (Scope 1 & 2) (Scope 1 & 2) Production Production Blending of Offsets Renewable Fuels (Scope 1 & 2) I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 See slides 22-23 for notes regarding this slide. 5

INVESTOR PRESENTATION | NOVEMBER 2020 - $10,500 Expanding Our Long-term Competitive Advantage with Investments in Economic Low-carbon Transportation Fuels Reinvesting capital with diversification into higher growth, higher return and lower carbon renewable fuels Visibility to Earnings Growth $1.2 to $1.6 billion in Annual EBITDA from Growth Projects Projects in Execution Projects in Development $1.2 to $1.6 billion in Annual EBITDA Contribution from Growth Projects Adjusted EBITDA Attributable to VLO Stockholders ($ in millions) EBITDA ($ in millions) Refining Optimization and Margin Improvement Renewables Expansion Other Refining and Logistics Projects St. Charles Alkylation Unit 4Q20 / $400 MM Port Arthur Coker 2023 / $975 MM Diamond Green Diesel 2 2021 / $550 MM Other Projects Under Development EBITDA from Growth Projects Diamond Pipeline Expansion (2021/ $100 MM) Pembroke Cogeneration Unit (2021 / $170 MM) See slides 22-23 for notes regarding this slide. See slides 42-49 for non-GAAP disclosures. Diamond Green Diesel reflects Valero’s 50% share. Pro Forma EBITDA 2012 –2019Range Average: $6,409 MM 2020 YTD: $810 MM $8,892 MM (expected completion / project cost) $4,660 MM 2009: $1,747 MM $1.2 -$1.6 bn 6

Global Low-carbon Fuel Policies Driving Demand Growth for Renewable Diesel



Active Low-carbon Mandates
Carbon Mandates in Development or GHG Emissions Goal

	2030 GHG Emissions Reduction Target	Net-Zero GHG Emissions Target	Primary Transportation Fuel Policy Mechanism	2030 Liquid Fuels Goal
California	40%	Net-zero by 2045	Low Carbon Fuel Standard (LCFS)	Reduce the carbon intensity of transportation fuels by at least 20%
Canada	30%	Net-zero by 2050	Clean Fuel Standard (CFS) – enforcement expected 2022	Reduce the carbon intensity of transportation fuels by 10-12%
EU	40%	Net-zero by 2050	Renewable Energy Directive II (RED II)	Replace 14% of transport fuels with biofuels
Other Policies in Place	• Oregon is matching California's GHG reduction target and has an LCFS policy in place • British Columbia and Ontario have existing low-carbon fuels policies • Sweden is implementing a 21% GHG reduction mandate for diesel by 2020 and aims for 50% of transport fuels to be biofuels by 2030 • Finland aims for 30% of transport fuels to be biofuels by 2030			
Potential Policies	• State of Washington continues to debate an LCFS with a 20% GHG reduction target by 2035 • New York introduced legislation that would require net-zero emissions by 2050 with the possibility of LCFS legislation • Certain Midwest states and Colorado are exploring similar renewables mandates			



California Renewable Diesel Consumption
(million gallons)
113
618
2014
2015
2016
2017
2018
2019



LCFS Credit Price
(monthly average, $ per metric ton)
$200
$100
$0
2014
2015
2016
2017
2018
2019
2020

Source: California Air Resources Board. LCFS credit price though October 2020.

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 7

Renewable Diesel Driving Low Carbon Results in California California LCFS Performance LCFS Credit by Fuel Type (% reduction in carbon intensity) (2020 YTD) Cost-effective 0% Other fuel that can be 1% used with Biomethane existing vehicles -6% 9% -5% Electricity (other) 7% Renewable Diesel Does not 31% Electricity require -10% Historic Compliance Targets (on-road charging) infrastructure 13% investments Reported % CI Reduction -15% Future Compliance Targets Biodiesel Over 2 billion -20% 14% Ethanol gallons -20% 24% consumed since 2012 2014 2016 2018 2020 2022 2024 2026 2028 2030 2011 I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 Source: California Air Resources Board. 2020 through June 30. 8

Expansion into Low-carbon Renewable Fuels Underpinned by Higher Economic Returns Renewable Diesel Capacity Renewable Diesel Realized Cash Flow Profile (million gallons per year) ($ in millions) 1,075 $879 million cumulative EBITDA $1,000 $440 million cumulative Capex $750 400 DGD 1 Cumulative Capex DGD 2 Cumulative Capex $500 Cumulative EBITDA Net Cumulative Cash Flow $250 Mix shift to (EBITDA less Capex) 400 renewable $0 fuels should 160 115 $550 million Capex ($250) drive higher $250 million annual EBITDA Return on ($500) 2013 2018 2021 2024 2024 2011 2012 2013 2014 2015 2016 2017 2018 2019 Invested DGD 1 DGD 1 Expansion DGD 2 DGD 3 St. Charles St. Charles St. Charles Port Arthur (subject to VLO and DGD Capital Board approval) See slides 22-23 for notes regarding this slide. See slides 42-49 for non-GAAP disclosures. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 9 Diamond Green Diesel reflects Valero’s 50% share.

A Vehicle Running on Renewable Diesel Emits Over 40% Fewer Emissions than an Electric Vehicle


RENEWABLE DIESEL
A DROP-IN FUEL

U.S. Light-Duty Vehicle Life Cycle Emissions

Argonne National Laboratory Study


g CO_2/mile
Fuel
Feedstock
Vehicle Manufacturing
400
350
300
250
200
150
100
50
0
"Zero emissions" vehicles are not zero emissions
40% fewer emissions than an EV
DGD's RD emits even fewer emissions
Battery Electric Vehicle
Diesel Engine with Renewable Diesel (soybean-based)
Diesel Engine with Renewable Diesel (waste oil-based)

U.S. Heavy-Duty Long-Haul Vehicle Life Cycle Emissions

Southwest Research Institute Study


Tons CO_2
Battery Electric Vehicle
Diesel Engine with Renewable Diesel
1,200
1,000
800
600
400
200
0
49% fewer emissions than an EV after 1,000,000 Miles Traveled
Embedded Emissions (zero miles traveled)
500,000 Miles Traveled
1,000,000 Miles Traveled

A single light-duty vehicle running on renewable diesel emits **29 tons less CO_2 emissions** than an electric vehicle, an amount equal to planting **435 trees***

A single heavy-duty long-haul vehicle running on renewable diesel emits **561 tons less CO_2 emissions** than an electric vehicle, an amount equal to planting **8,482 trees***

*Estimated based on EPA's GHG Equivalencies calculator for urban tree seedlings grown for ten years.

Source: Argonne National Laboratory (DOE) and Southwest Research Institute. See slides 22-23 for notes regarding this slide.

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 10

Our Competitive Advantage with Diamond Green Diesel (DGD) DGD is Designed to Process Low Carbon Feedstocks for Higher Product Value $1.89 Carbon Intensity (g CO 2e / MJ) $1.70 $1.58 LCFS credit value ($ per gallon) $1.01 100 82 54 27 32 20 Used Cooking Oil Distillers Corn Oil Animal Fats Soybean Oil Grid Electricity Diesel Higher EBITDA Margin ($ per gallon) Valero (DGD) $2.33 Renewable Diesel Peer $2.19 $2.25 $2.18 $1.53 $1.58 $1.61 $1.13 $1.09 $0.93 $0.95 $0.47 2015 2016 2017 2018 2019 2020 Source: Company reports and California Low Carbon Fuel Standard (LCFS). I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 See slides 22-23 for notes regarding this slide. See slides 42-49 for non-GAAP disclosures. Applying our liquid fuels manufacturing expertise to optimize our renewable diesel business 11

SIZE, SCALE AND GLOBAL REACH
EXTENSIVE CONNECTIVITY AND GLOBAL OPTIMIZATION
LOWEST COST PRODUCER
TOP QUARTILE OPERATIONS
DISCIPLINED INVESTMENTS
GROWTH WITH LOWER VOLATILITY

PREMIER REFINING PORTFOLIO THAT IS RESILIENT EVEN IN A CARBON-CONSTRAINED SCENARIO

SIZE, SCALE AND GLOBAL REACH

high complexity coastal system with **extensive connectivity** to inland and imported crudes operational flexibility to process a wide range of feedstocks ratable wholesale supply of 1.2 million barrels per day or over 50% of our light products global operations support **optimization** of product exports one of the largest light products importers into Mexico

LOWEST COST PRODUCER WHILE ACHIEVING TOP QUARTILE OPERATIONS

safety and **reliability** are imperative for profitability

top quartile mechanical availability minimizes unplanned downtime and costs access to cheap natural gas and a deep pool of skilled labor on the U.S. Gulf Coast

INVESTMENTS IN EFFICIENCY, MARKET EXPANSION AND HIGHER MARGIN CAPTURE

reducing cost and improving margin capture
- Wilmington and Pembroke cogens
- St. Charles and Port Arthur hydrocrackers
- Port Arthur coker
- Houston and St. Charles alkylation units

improving feedstock flexibility, cost and crude quality
- Diamond, Sunrise and Red River pipelines
- connectivity in Corpus Christi
- Line 9 into Quebec
- Houston and Corpus Christi toppers

growing market share into higher netback markets
- Central Texas pipelines and terminals
- MVP Pasadena terminal
- expansion into Latin America with investments in Mexico and Peru

Long-term, sustainable competitive advantage


$2,607
Valero
$0
($ in millions)

Highest Free Cash Flow within Peer Group

Peer Range

Average Free Cash Flow 2012 – 2019

See slides 22-23 for notes regarding this slide. See slides 42-49 for non-GAAP disclosures.
Peer group includes PSX, MPC, HFC, and PBF.

INVESTOR PRESENTATION | NOVEMBER 2020
Valero 12

Safety and Reliability are Imperative for Profitability In 2019, we delivered our best year ever on employee safety performance and had the lowest number of environmental events in company history Personnel Safety Tier 1 Process Safety (three-year rolling averages) 0.19 0.90 Valero Industry Event Incident Safety Rate (TRIR) 0.68 0.40 Rate 0.07 Recordable 0.33 Process Total 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Improvement Versus Industry Benchmarks Leads to Greater Margin Capture, Lower Operating Expenses and Better Efficiency 1st Quartile nd 2018 2 Quartile 3rd Quartile 2008 4th Quartile Personnel Index Maintenance Index Non-Energy Cash Opex I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 See slides 22-23 for notes regarding this slide. Investments in reliability have contributed to operations excellence 13

Increased Refinery Availability Has Driven Valero to be the Lowest Cost Producer Improvement in Mechanical Availability Refining Cash Operating Expenses Versus Industry Benchmarks Per Barrel of Throughput (excludes turnaround and D&A expenses) Peer Range $7.00 1st Quartile 2018 2nd Quartile 2008 3rd Quartile 4th Quartile $3.00 2010 2012 2014 2016 2018 2020(1) Mechanical Availability See slides 22-23 for notes regarding this slide. Peer group includes PSX, MPC, HFC, and PBF. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 (1) 14 2020 refining cash operating expenses per barrel of throughput through September 30.

Refining Business Generates Significant Cash to Support Growth and Stockholder Returns Sources and Uses of Cash – Cumulative Last Five Years ($ in billions) December 31, 2014 to December 31, 2019 Sources of Cash Uses of Cash $1.1 $13.3 $25.8 Sustaining capital ($7.8) Growth capital ($4.2) Acquisitions ($1.2) $14.1 Dividends ($6.1) Buybacks ($8.1) $3.7 $2.6 ($0.6) Cash and Cash Equivalents Net Cash Provided by Other Financing Capital Expenditures Stockholder Returns Other Cash and Cash Equivalents December 31, 2014 Operating Activities Activities December 31, 2019 I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0

Disciplined Capital Management is a Constant in Our Strategy

1 Maintain Strong Balance Sheet

Maintain investment grade credit rating

Target 20% to 30% debt-to-cap ratio

2 Non-Discretionary

Sustaining Capex

- Target approximately $1.5 billion annually
- Key to safe and reliable operations

Dividend

- Commitment to stockholders
- Targeting a sustainable and growing dividend with a payout that is at the high end of our peer group

3 Discretionary

Growth Capex

- 25% after-tax IRR hurdle rate for projects
- Refining projects focused on operating cost control, market expansion and margin improvement
- Renewable fuels expansion

Acquisitions

- Evaluate versus alternative uses of cash

Buybacks

- Targeting an annual payout ratio between 40% and 50% of adjusted net cash provided by operating activities
- Stock buyback program consists of ratable and opportunistic purchases



INVESTOR PRESENTATION | NOVEMBER 2020

See slides 22-23 for notes regarding this slide.

Valero 16

Demonstrated Discipline in Capital Allocation Estimated Total Annual Capex Annual Capex $2.0 Billion for 2020 and 2021 $3.4 Sustaining Growth $2.8 $2.8 Sustaining Renewables 40% 60% 40% $2.6 $2.6 Growth Other Growth $2.4 $1.8 $2.3 $0.7 $1.3 $2.0 $0.9 $2.0 $2.0 $1.6 $1.0 $1.0 $0.6 Total Capex Growth Capex Sustaining Capex as a percentage of Depreciation and Amortization >100% $1.9 $1.6 $1.7 $1.5 $1.4 $1.4 $1.3 $1.2 76% Steady investments to improve portfolio efficiency 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E 2012 2019 Sustaining capex includes costs for turnarounds and catalysts and regulatory compliance. Growth capex includes joint-venture investments but excludes acquisitions. Sustaining and growth capex excludes 50% of DGD’s sustaining and growth capex attributable to our joint venture partner and those related to other variable interest entities. Renewables reflects DGD. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 Steady investments to maintain a safe and reliable asset base and enhance the margin capability of our portfolio 40% of growth capex is allocated to renewables 17

Delivering on Our Commitment of Cash Returns to Stockholders

Stockholder Returns



Payout Ratio:
11% 30% 31% 54% 65% 63% 56% 47%
($ billion)
Buybacks
Dividends
$0.6 $1.4 $1.9 $3.7 $2.4 $2.6 $3.1 $2.3
$0.3 $0.9 $1.3 $2.8 $1.3 $1.4 $1.7 $0.8
$0.4 $0.5 $0.6 $0.8 $1.1 $1.2 $1.4 $1.5
2012 2013 2014 2015 2016 2017 2018 2019

Annual Dividend Per Share and Weighted Average Shares Outstanding as a Percentage Relative to 2012



556 million shares
100% 99% 95% 90% 83% 80% 77% 74% 73%
407 million shares
WASO
Dividend/share
$0.65 $0.85 $1.05 $1.70 $2.40 $2.80 $3.20 $3.60 $3.92
2012 2013 2014 2015 2016 2017 2018 2019 2020[1]

Annual Dividend Yield[2]



S&P 500 1.6%
7.8%
Energy 6.3%
Utilities 3.2%
Real Estate 2.9%
Cons. Staples 2.7%
Financials 2.1%
Materials 1.9%
Health Care 1.6%
Industrials 1.6%
Tech 1.0%
Cons. Disc. 0.9%
Comm. Services 0.9%

Delivering cash returns through **sustainable dividend growth** and **discretionary buybacks**

Source: Bloomberg and company filings as of November 9, 2020. See slides 42-49 for non-GAAP disclosures.
[1] 2020 weighted average shares outstanding (WASO) through September 30, 2020. Dividend per share annualized based on most recent quarterly dividend.
[2] Dividend yield for sectors reflects the Index Yield of the respective SPDR exchange-traded fund (ETF).

INVESTOR PRESENTATION | NOVEMBER 2020
Valero 18

Demonstrated Lower Volatility in Earnings and Free Cash Flow Average Free Cash Flow Volatility S&P 500 Free Cash Flow Volatility and Return Profile 2012 – 2019 2012 – 2020 2012 – 2020 Refining Peer Range 12% BEST Cap Financials $2,607 10% 9% Market Valero of % 8% Refining Peers a Communication Information as Services Technology Flow 6% Consumer Cash Discretionary 4% Health Energy Free Care Materials TTM Consumer 2% Staples Utilities Oil Majors $0 0% Real Estate Average 0% WORST 79% 69% 53% 0% 100% 200% 300% 400% 500% $ Millions % of Average Free Cash Flow Volatility Free Cash Adjusted EBITDA Market Cap Flow EPS Source: Bloomberg and company reports. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 See slides 22-23 for notes regarding this slide. See slides 42-49 for non-GAAP disclosures. Valero has demonstrated lower volatility in earnings and free cash flow than other refiners, integrated energy companies and most S&P 500 sectors 19

Valero’s Positioning Relative to the S&P 500 Index Growth Value Balance Sheet Compelling Dividend Yield (≥3% Annualized dividend yield) 125% 7.8% Compa Competitive EBITDA Growth (≥10% Consensus CAGR for Quartile Compa 2020E - 2022E) st 1 ($ billion) Compa High Stockholder Return Cash Revolver (≥10% 5-YR Average ROIC & $4.0 $5.0 Positive TSR since 2014) Quartile Compa nd $9.9 billion    2 in available Investment Grade liquidity (BBB- / Baa3) Quartile rd 3 A/R Facility Large Cap $0.8 (Market cap ≥$10 billion) Quartile 9.0x th 4 S&P 500 Consensus EBITDA Dividend EV / 2021E Valero Liquidity CAGR Yield EBITDA (As of September 30, 2020) 2020E - 2022E I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 Source Bloomberg as of November 9, 2020. See slides 22-23 for notes regarding this slide. Premier Refining portfolio that is resilient even in a carbon-constrained scenario Lowest cost producer Growth through innovation in Renewables Committed to Stockholder returns with a target payout ratio of 40% to 50% Comprehensive roadmap to reduce emissions through investments in Board approved projects 20

Appendix Contents Topic Slide Notes 22-23 VLO Guidance 24 Environmental, Social and Governance (ESG) 25-26 Strong Presence in Advantaged U.S. Gulf Coast and Mid-Continent 27 Crude Supply Advantage in the U.S. Gulf Coast and Mid-Continent 28 Global Optimization of Product Exports 29-31 Ratable Global Wholesale Supply and Growth in Mexico 32 Valero’s Logistics Assets 33 Ethanol 34 Projects in Execution Phase or Recently Completed 35-38 Refining Capacity and Nelson Complexity 39 Now vs. Then – A Shift in Valuation 40 Electric Vehicle (EV) Myth: Zero Emissions 41 Non-GAAP Disclosures 42-49 I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 21

Notes Payout Ratio Payout Ratio is the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities. Adjusted net cash provided by operating activities excludes changes in working capital and 50% of DGD’s operating cash flow (excluding the change in its working capital) attributable to our joint venture partner. Light Products Light products is the combined volume of gasoline and distillate. Gasoline volume includes blendstocks and distillate volume includes ULSD, jet fuel, kerosene, and ULSK. Slide 5 Valero’s SASB Report aligns VLO’s performance data with the recommendations of the Sustainable Accounting Standards Board (SASB) framework in the Oil and Gas – Refining and Marketing industry standard. A copy of Valero’s SASB report and related disclosures can be found on Valero’s investor relations website at Investorvalero.com. Slide 6, Slide 9 and Slide 35 Amounts shown represent targeted EBITDA growth. Valero is unable to provide a reconciliation of such forward-looking targets because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events, which are uncertain or outside of its control, including with respect to unknown financing terms, project timing and costs, and other potential variables. Accordingly, a reconciliation is not available without unreasonable effort. $250 million annual EBITDA for DGD 2 St. Charles represents Valero’s 50% share of estimated annual EBITDA contribution. Slide 10 U.S. Light-Duty Vehicle Life Cycle Emissions study conducted by Argonne National Laboratory (DOE) – “Cradle-to-Grave Lifecycle Analysis of U.S. Light-Duty Vehicle-Fuel Pathways: A Greenhouse Gas Emissions and Economic Assessment of Current (2015) and Future (2025-2030) Technologies.” Study focused on the midsize sedan, assumed 15 year vehicle life of vehicle, renewable diesel emissions are based on 100% renewable diesel blend, electricity based on 2014 EIA average mix, no battery replacement for 210 mile range electric vehicle, DGD waste oil feedstock CI’s have at least 40% less emissions than soybean based renewable diesel. U.S. Heavy-Duty Long-Haul Vehicle Life Cycle Emissions study conducted by Southwest Research Institute – “Class 8 Truck Life Cycle Analysis” (2020). Class 8 heavy-duty truck with a one-million mile (~15 years) lifetime; electric truck with a 500-mile battery range, electricity based on GREET Distributed U.S. Mix Variable 2020-2035, no battery replacement; 15L diesel engine running on 100% renewable diesel, renewable diesel carbon intensity based on CARB’s 2019 LCFS Quarterly Data Summary. Slide 11 California LCFS credit values are for 2020, assuming $200 per metric ton carbon price. Renewable diesel peer reflects Neste Corporation. 2020 EBITDA margin through September 30. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 22

Notes Slide 13 Industry total recordable incident rate from U.S. Bureau of Labor Statistics. Valero TRIR includes employee and contractor data. Tier 1 three-year rolling averages of process safety events per 200,000 work hours. Tier 1 defined within API Recommended Practice 754. Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Slide 14 Industry benchmarking and Valero’s performance statistics from Solomon Associates and Valero. Valero’s refining operations typically consume approximately 905,000 MMBtu/day of natural gas, of which 66% is operating expense and the balance is cost of goods sold. Slide 16 Targeted debt-to-cap ratio based on total debt reduced by balance sheet cash. Peer group includes PSX, MPC, HFC, and PBF. Payout ratio is the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities. Adjusted net cash provided by operating activities excludes changes in working capital and 50% of DGD’s operating cash flow (excluding the change in its working capital) attributable to our joint venture partner. Slide 19 Free cash flow is defined as net cash provided by operating activities less capital expenditures, deferred turnaround and catalyst cost expenditures, investments in joint ventures, and changes in current assets and liabilities. Average free cash flow reflects 2012 through the most recent annual filing. Average free cash flow for PBF reflects years 2013 to 2019 due to its December 2012 IPO. Volatility expressed as coefficient of variance, or the standard deviation divided by the mean, of the respective metric on a quarterly basis from the first quarter of 2012 through the most recent filing. EBITDA is defined as net income plus income tax, net interest and depreciation and amortization. Refining peer group includes PSX, MPC, HFC, and PBF. Oil majors include XOM, CVX, COP and EOG. Slide 20 TSR from December 31, 2014 through November 9, 2020 includes stock price appreciation and dividends paid. EV / EBITDA based on 2021 consensus estimates. Slide 28 2020 feedstock ranges through September 30. Ranges represent average quarterly minimums and maximums of each feedstock category as a % of total feedstock. Ranges for monthly averages are wider. Slide 30 VLO U.S. product exports reflect Valero’s actual U.S. gasoline and distillate export volumes. Distillate volume includes diesel, jet fuel and ULSK. Map shows destinations for products exported from Valero’s refineries in the U.S., Canada and the U.K. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 23

VLO Guidance 4Q20(1) Throughput (MBPD) – U.S. Gulf Coast 1,410 to 1,460 – U.S. Mid-Continent 385 to 405 – North Atlantic 400 to 420 – U.S. West Coast 230 to 250 Refining cash operating expense per barrel of throughput $4.35 Ethanol – Production (millions of gallons per day) 4.2 – Operating expense per gallon of production $0.37 Cash opex $0.32 Non-cash opex $0.05 Depreciation and amortization expense ($MM) $590 Net interest expense ($MM) $155 Full-Year 2020(1) Renewable Diesel – Sales volume (thousands of gallons per day) 750 – Operating expense per gallon of production $0.45 Cash opex $0.28 Non-cash opex $0.17 Payout ratio(2) of adjusted net cash provided by operating activities 40 to 50% General and administrative expense ($MM) $775 RINs expense ($MM) $400 to $500 Full-Year 2020 and 2021(1) Annual capital expenditures ($MM) $2,000 – Sustaining 60% – Growth 40% (1) Unless otherwise stated, guidance as provided on the 3Q20 earnings call and is included here for informational purposes only. (2) Payout ratio is the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities. Adjusted net cash provided by operating activities excludes changes in working capital and 50% of DGD’s operating cash flow (excluding the change in its working capital) attributable to our joint venture partner. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 24

We are Committed to Protecting the Environment

E — **ENVIRONMENTAL**

Refining

Reduction of GHG Emissions

Reduced GHG emission intensity by 21% since 2010

Cogeneration systems **offset enough to power more than 400,000 homes**

Recycling, Reusing, Reclaiming, and Reducing

In 2019, we **recycled more than 17 times the amount of fresh water** consumed in refining operations

50 megawatt wind farm **avoided ~830,000 metric tons of carbon dioxide emissions** since 2009

Carbon Capture

Our Port Arthur refinery became **the first industrial site** in the U.S. to **host a large scale carbon capture project**, with **more than one million metric tons captured each year**

Renewables

Renewable Diesel and Ethanol **reduce life cycle GHG emissions up to 80%**[(1)] **and 30%**, respectively, which along with blending and credits **offset more than 10 million metric tons** of GHG emissions in 2019

Diamond Green Diesel **processes recycled** animal fats, used cooking oil, and inedible corn oil **to produce a low carbon intensity renewable diesel**

Assessing the feasibility of **carbon capture at our Ethanol plants** that may provide **an economic path to further reduce carbon intensity** of our Ethanol production

Environmental Management Systems

A **proprietary systematic approach**, Commitment To Excellence Management System (CTEMS), adheres to a **"plan-do-check-act"** model to achieve excellence, driving **safe, reliable and predictable operations**, while minimizing impacts on communities and the environment

Our Fuels Compliance and Environmental Excellence and Risk Assessment programs assure focus on product quality and going beyond regulations

(1) 100% used cooking oil feedstock results in a carbon intensity score of 20 under California's LCFS program.

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 25

I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 Board of Directors Stakeholder Engagement All-Employee Bonus Record Donations Sharing Our Success with the Communities where we Operate with Strong Governance and Ethical Standards SOCIAL GOVERNANCE S 10 members are independent 5 of 11 directors represent diversity of race or gender Surpassed $64 million in 2019, with more than $40 million of direct financial support distributed as follows: Education 43% Health Care 27% Civic 6% Basic Needs 24% Approximately 150,000 volunteer hours companywide in 2019 Valero has been named to The Civic 50 most community minded list each year since 2013 Workforce 34% Professional 32% Supervision 23% Minorities in our U.S. workforce (2019) 20% 40% 40% Financial 40% Operational 40% Strategic 20% ESG Efforts & Improvement Stockholder Returns Capital Discipline Operational Excellence Organizational Excellence G Community Involvement Diversity and Inclusion Workforce 19% Professional 29% Retention 92% Women in our Global workforce (2019) Board and Committee oversight of risks and compliance, including climate change risks 3 of 11 are women 3 fully independent committees26

I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 UNITED STATES CANADA SAN ANTONIO MONTREAL MEXICO CITY 1,484 57% 461 17% 440 17% 230 9% Strong Presence in Advantaged U.S. Gulf Coast and Mid-Continent WHOLESALE MARKETING PRESENCE VALERO ETHANOL PLANTS VALERO REFINERIES BRANDED WHOLESALE PRESENCE VALERO TERMINALS DIAMOND GREEN DIESEL PIPELINES LONDON UNITED KINGDOM IRELAND LIMA PERU (1) CDU capacity from EIA data and company presentations. See slide 39 for Valero’s capacity and Nelson complexity by refinery. (2) MPC percentage reflects refinery closures. 1,484 1,149 769 189 57% 41% 35% 18% 0 VLO MPC PSX PBF HFC Gulf Coast Refining Capacity(1) (mbpd, % of overall crude capacity) 2.6 mmbpd Refining Capacity(1) (mbpd, % of overall crude capacity) U.S. West Coast v North Atlantic U.S. Mid-Continent U.S. Gulf Coast (2)27

Crude Supply Advantage in the Gulf Coast and Mid-Continent



Local Crude Gathering
McKee
Navigator
Glass Mountain
Cushing
Cushing-McKee Connection
NuStar
Centurion Pipeline
Basin
Red River Pipeline
Diamond Pipeline
Memphis
Collierville Crude System
Childress Station
NuStar
Hewitt
Ardmore
Wasson
ETCOP
Capline
To Nederland
Pipeline
Sunrise Pipeline
Wichita Falls
Centurion
Colorado City
Midland
EPIC
Gray Oak
McCamey
Cactus
Eagle Ford:
Harvest Pipeline
EOG Pipeline
Permian:
Cactus Pipeline
Gray Oak
Local Crude Gathering
Three Rivers
NuStar
NuStar Oakville Terminal
Taking advantage of Permian crude with investments in Corpus Christi
NuStar
Corpus Christi West and East
Cactus
Cactus II
Gray Oak
NuStar North Beach
EPIC
Crude Export Dock
Crude Export Tankage
Blue lines and terminals represent Valero ownership interest.

Valero Gulf Coast Feedstock Ranges



2012 - 2018
2012 - 2020
34%
22%
17%
34%
17%
6%
54%
40%
17%
23%
11%
8%
Heavy Sour
Medium / Light Sour
Sweet
Residuals

Valero's refineries have operational flexibility to **process a wide range of feedstocks** and access to a deep pool of **skilled labor** in the U.S. Gulf Coast



INVESTOR PRESENTATION | NOVEMBER 2020

See slides 22-23 for notes regarding this slide.

Valero 28

Operational Flexibility and Refinery Optimization Provide Competitive Advantage

- Our operational flexibility and optimization to quickly shift light product yields as market conditions signal move from "max gasoline" to "max distillate" enables higher margin capture

- Demand impacts from COVID-19 drove yields to swing between both extremes within a few months

- VLO has demonstrated a wider range of yields for gasoline, kerosene, jet fuel, and diesel versus the industry



2012 - 2020 Refinery Product Yield Ranges
(monthly averages)
VLO
Industry
59%
42%
50%
41%
12%
2%
11%
4%
40%
23%
38%
27%
Finished Gasoline
Kerosene / Jet
Diesel



Source: Monthly industry refinery yields from EIA through September 2020.

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 29

Competitive Global Light Products Supply VLO U.S Product Exports (thousand barrels per day) Gasoline Distillate 295 180 115 2012 2013 2014 2015 2016 2017 2018 2019 2020 Oct 20 2020 reflects year-to-date through September. Latin America Refining Runs (million barrels per day) 6.6 6.5 6.3 6.1 6.1 5.9 5.6 5.2 4.8 4.3 4.0 3.7 Distillate Gasoline 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Source: Industry consultants. Latin America includes Mexico. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 See slides 22-23 for notes regarding this slide. Product shortages in Latin America, Eastern Canada, Europe, and Africa expected to drive U.S. export demand growth 30

Investing to Grow Product Exports into Higher Netback Markets Advantaged Refineries and Logistics U.S. Product Exports (12-month moving average, mbpd) Other Europe Canada Other Latin America Mexico Exports to Latin America make up 81% of total U.S. (1) product exports 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 (1) Includes terminals owned or leased by Valero. Total Gasoline(2) and Diesel Source: DOE Petroleum Supply Monthly data through August 2020. (2) Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE and other oxygenates). I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 Expansion of supply chain to high demand growth markets provides a ratable product outlet and improves margin capture 31

Ratable Global Wholesale Supply Through an Extensive Marketing Network

Wholesale Volumes

(% of total light products production, mbpd)



U.S.(1)
Europe and Canada(2)
Latin America(3)
48% 1,040
62% 1,174
50% 1,198
49% 1,195
49% 1,199
47% 1,211
50% 1,292
51% 1,310
52% 1,127
2012
2013
2014
2015
2016
2017
2018
2019
2020(4)

(1) U.S. volumes exclude jet rack sales.
(2) Europe volumes include jet fuel. Canada volumes include jet fuel and some bulk sales.
(3) Latin America volumes include Mexico and Peru volumes. Mexico volumes include delivered rail sales. Peru volumes include jet fuel and bulk sales.
(4) 2020 through September 30.

1.2 million barrels per day of ratable wholesale supply

>50% of our light products production

7,000 outlets carry our brand names

Valero Mexico Volume Growth(3)

(mbpd)



Valero is one of the largest light products importers into Mexico
50
45
40
35
30
25
20
15
10
5
0
Jul 18
Sep 18
Nov 18
Jan 19
Mar 19
May 19
Jul 19
Sep 19
Nov 19
Jan 20
Mar 20
May 20
Jul 20
Sep 20

Mexico Growth Projects

(contracted storage capacity, mbbls)



Monterrey 425
505 Guadalajara
1,100 Altamira
Puebla(5) 640
640 Mexico City
2,100 Veracruz
195 Nuevo Laredo
Current
2020E
2021E
2022E

(5) Currently selling product in Puebla via rail-to-truck transloading.



Stable branded and unbranded demand
Rack blending generates RINs, partially offsetting our RVO compliance costs
Mexico wholesale business supported by a growing, flexible logistics supply system

INVESTOR PRESENTATION | NOVEMBER 2020
Valero 32

Pipelines(1)


Racks, Terminals and Storage(1)


Rail


Marine(1)

Valero's Logistics Assets

- **Over 3,000 miles of active pipelines**
- Diamond Pipeline expansion to be operational in 2021
- Central Texas Pipeline started up in 2019
- Sunrise Pipeline expansion started up in 2018

- **Over 130 million barrels** of active **shell capacity** for crude oil and products
- **Over 200 truck** rack **bays**
- Pasadena terminal completed in the first quarter of 2020

- **Over 5,200 railcars**
- Expected to serve long-term needs of ethanol, asphalt, aromatics, and other products

- **Over 50 docks**
- **Two Panamax class vessels** (joint venture)

[1] Includes assets that have other joint venture or minority interests. Does not include ethanol assets.

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 33

Operations Outlook 14 plants with 1.73 billion gallons annual production capacity – Dry mill production process, where corn is ground into flour and mixed with water before fermentation – Efficient plants with scale, located in the corn belt – Operational best practices transferred from refining Cost advantaged versus the industry Ethanol U.S. Fuel Ethanol Exports (mbpd) 112 Rest of Industry Valero 96 91 89 25 76 19 20 24 55 54 13 40 87 72 77 63 65 53 51 39 2013 2014 2015 2016 2017 2018 2019 2020 Ethanol is expected to remain in the U.S. gasoline pool – Expect to see incremental demand as a result of fuel efficiency standards and year-round E-15 sales Ultimately, global renewable fuel mandates should drive export growth – U.S. corn-based ethanol is the most economic choice for export into global markets – Existing logistics assets well-positioned to support export growth I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 Source: U.S. Energy Information Agency (EIA) through August 2020. 34

Investing to Improve Margins and Light Product Yields

Port Arthur Coker

- $975 MM anticipated cost for **55 MBPD delayed coker and sulfur recovery unit**, with expected startup in 2023
- Creates two independent CDU-VDU-coker trains, which should **improve turnaround efficiency** and **reduce maintenance-related lost margin opportunity**
- Design enables **full utilization of existing CDU** capacity, **reduces VGO purchases**, and **increases heavy sour crude and resid processing capability** and light products yield
- Estimated **$420 MM annual EBITDA contribution** at 2018 average prices ($325 MM at mid-cycle prices)

Incremental Volumes (MBPD)	
Feeds	
Crude	102
Resid	21
VGO	(47)
Products	
Naphtha	3
Gasoline	15
Diesel	43
LPG	4

Port Arthur Delayed Coker Unit



INVESTOR PRESENTATION | NOVEMBER 2020

See slides 22-23 for notes regarding this slide.

Valero 35

Investing to Upgrade Product Value

Houston and St. Charles Alkylation Units

- **Octane demand expected to grow** due to Tier 3 sulfur regulations and CAFE standards
- Abundant, low cost North American NGL supply provides advantage for Gulf Coast capacity additions
- Both units **upgrade low value isobutane and amylenes into high value alkylate**
  - High octane, low vapor pressure component enables the blending of incremental butane and low octane naphtha

13 MBPD **Capacity at Houston** refinery ($300 MM cost) started up in June 2019

17 MBPD **Capacity at St. Charles** refinery ($400 MM cost) expected to start up in 4Q20


Houston Alkylation Unit

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 36

Investing to Improve Access to North American Crude and Lower Refinery Operating Cost Structure

GROWTH PROJECTS FOCUSED ON OPTIMIZATION AND MARGIN CAPTURE

Completed **Diamond Pipeline** project with 200 MBPD capacity **connecting Memphis to Cushing**, and **Sunrise Pipeline** 100 MBPD undivided interest **connecting Midland to Wichita Falls**	**200 MBPD expansion and extension of Diamond** ($100 MM cost[1]) expected to be completed in 2021	Provides **additional Mid-Continent crude access** to our McKee, Ardmore and Memphis refineries	**Improves** crude oil **supply flexibility, efficiency** and **blend quality**
Red River Pipeline 74 MBPD undivided interest **connecting Ardmore to Cushing**	Provides **additional Mid-Continent crude flexibility** to the Ardmore refinery		
Navigator **Glass Mountain Pipeline Connection** with 45 MBPD capacity **connecting McKee to Cushing**	**Reversal and extension** expected in service in 2021 Provides **Mid-Continent crude flexibility and security of supply** to the McKee refinery		

GROWTH PROJECTS FOCUSED ON COST CONTROL AND MARGIN EXPANSION

Wilmington cogeneration unit started up in November 2017	**Pembroke cogeneration** unit (£130 MM or $170 MM cost) **scheduled to be completed in 2021**	Expect to **reduce costs and improve supply reliability** for power and steam



Diamond and Sunrise Pipelines
Diamond Pipeline



Cogeneration Plants

(1) Project cost for Valero's 50% share of Diamond.

INVESTOR PRESENTATION | NOVEMBER 2020
Valero 37

Investing to Supply Higher Demand Markets and Expand Product Export and Biofuels Blending Capabilities

Central Texas pipelines and terminals to supply **high-growth refined products market**

- Started up in September 2019
- Approximately 205 miles of pipe[1], 960 thousand barrels of total storage capacity, and a truck rack

Pasadena refined products terminal joint venture with Magellan Midstream Partners, L.P.

- Completed in the first quarter of 2020 at a cost of approximately $410 MM
- **5 MM barrels of storage capacity** with butane blending, two ship docks and a three-bay truck rack

Projects **expected to improve product margins**, reduce secondary costs, provide opportunity for third-party revenues, and increase capability for biofuels blending



Texas
WILLIAMSON COUNTY
HEARNE
Austin
HOUSTON



Pasadena Terminal

Extending product supply chain in **Central Texas** and the **U.S. Gulf Coast**

[1] Valero owns ~70 mile pipeline from Hearne to Williamson County and 40% undivided interest in 135 mile pipeline from Houston to Hearne.

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 38

Our Refining Capacity and Nelson Complexity Capacities (mbpd)(1) Nelson Complexity Refinery Throughput Crude Index Corpus Christi(2) 370 290 14.4 Houston 255 205 8.0 Meraux 135 125 9.7 Port Arthur 395 335 12.7 St. Charles 340 215 16.1 Texas City 260 225 11.1 Three Rivers 100 89 13.2 U.S. Gulf Coast 1,855 1,484 12.4(3) Ardmore 90 86 12.1 McKee 200 195 8.3 Memphis 195 180 7.9 U.S. Mid-Continent 485 461 8.9(3) Pembroke 270 210 10.1 Quebec City 235 230 7.7 North Atlantic 505 440 8.8(3) Benicia 170 145 16.1 Wilmington 135 85 15.8 U.S. West Coast 305 230 16.0(3) Total 3,150 2,615 11.5(3) (1) Capacities and Nelson complexity indices as of December 31, 2019. (2) Represents the combined capacities of two refineries—Corpus Christi East and Corpus Christi West. (3) Weighted average. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 Majority of refineries designated as VPP Star Sites by OSHA, recognizing exemplary occupational safety and health programs 39

Now vs. Then – A Shift In Valuation

In the Past

INDUSTRY/MACRO

- Majority of the U.S. refining capacity operated by large integrated oil companies
- Range bound industry wide EV/EBITDA multiple +/- 4.5x
- Peer group fragmented with smaller scale, less efficient refiners
- U.S. importing crude and products to meet domestic shortage
- Higher interest rates (10-yr Treasury ~5%)

VALERO

- Marginal operations
  - Third quartile operating performance impacted by M&A integration
  - Disadvantaged East Coast and Caribbean operations
- Less disciplined M&A and capital project execution
  - Frequent acquisitions
  - Focused on volume growth
  - Approximately $3.5 billion annual capex
- Volatile cash flow profile and lower stockholder returns
  - 1% to 2% dividend yield ($0.32/share annually)
  - Approximately $5 billion of liquidity
  - >570 million shares outstanding
- Volatile stock price

New Paradigm

INDUSTRY/MACRO

- Majority of the U.S. refining capacity operated by independent refiners
- EV/EBITDA multiple expansion and dispersion by company
- Peer group of larger scale, efficient and complex refiners
- Abundant supply of domestic crude oil and natural gas providing feedstock advantage
  - U.S. exporting products to higher growth markets
  - Lower interest rates (10-yr Treasury <1%)

VALERO

- Expanding our long-term competitive advantage with investments in economic low-carbon projects
  - First quartile operating performance amid stable, upgraded portfolio with the lowest cash operating expense
  - Advantaged operations and scale
- Disciplined capital investment and growth strategy
  - Rigorous M&A targeting and screening process
  - 25% after-tax IRR hurdle rate for projects focused on operating cost reduction, margin enhancement and market expansion. ~$2.5 billion annual capex
- Distinctive free cash flow and higher stockholder returns
  - Annualized dividend of $3.92/share
  - $9.9 billion of liquidity as of September 30, 2020.
  - Approximately 408 million shares outstanding as of October 2020
- Lower volatility in earnings and free cash flow



INVESTOR PRESENTATION | NOVEMBER 2020

Valero 40

Electric Vehicle (EV) Myth: Zero Emissions


Myth: Zero Emissions

Fact: Significant Emissions from EV Life Cycle


Mining/Extraction
Cobalt & Rare Earth Processing
Manufacturing EVs
Power Generation
CO_2
CO_2
CO_2
CO_2

- Life cycle of emissions from EVs is significant – from mining raw materials to fabrication to delivery to the showroom
  - 2 times as much CO_2 emissions are generated compared to cars fueled by gasoline
  - Before it leaves the showroom, 12 tons of CO_2 emissions have already been generated vs. 6 tons of CO_2 emissions from cars fueled by gasoline
- 25 tons of CO_2 emissions are needed to make an EV that can drive similar range as a car fueled by gasoline
- *"The problem is that batteries are big and heavy. The more weight you're trying to move, the more batteries you need to power the vehicle. But the more batteries you use, the more weight you add—and the more power you need. Even with big breakthroughs in battery technology, electric vehicles will probably never be a practical solution for things like 18-wheelers, cargo ships, and passenger jets. Electricity works when you need to cover short distances, but we need a different solution for heavy, long-haul vehicles"* – GatesNotes
- Southwest Research Institute Ted Talk, presented by Graham Conway


Embedded CO_2 Emissions
(zero miles traveled)
Tons CO_2
12
10
8
6
4
2
2x higher emissions
from mining raw materials to fabrication to delivery
Car Fueled by Gasoline
Battery Electric Vehicle

Before it leaves the showroom, an EV emits twice the CO_2 emissions compared to a car fueled by gasoline

INVESTOR PRESENTATION | NOVEMBER 2020

Valero 41

Non-GAAP Disclosures Return on Invested Capital (ROIC) VLO defines return on invested capital (ROIC) as adjusted net income attributable to VLO before adjusted net interest expense after-tax divided by average invested capital. VLO defines adjusted net income attributable to VLO as net income attributable to VLO stockholders adjusted to reflect the after-tax effect of special items that VLO believes are not indicative of its core operating performance and that may obscure VLO’s underlying business results and trends. VLO defines adjusted net interest expense as “interest and debt expense, net of capitalized interest” adjusted to exclude “interest and debt expense, net of capitalized interest” attributable to non-controlling interests. The income tax effect of adjusted net interest expense is estimated based on the U.S. statutory income tax rate for the respective annual period. Average invested capital is defined as the average of total invested capital for the current annual period and total invested capital for the prior annual period. VLO defines total invested capital as debt attributable to VLO plus VLO stockholders’ equity less cash and cash equivalents. Debt attributable to VLO is defined as the current portion of debt and finance lease obligations, plus “debt and finance lease obligations, less current portion”, less debt attributable to non-controlling interests. Debt attributable to VLO for the year ended December 31, 2014 includes an adjustment to reflect the retrospective adoption of ASU No. 2015-15 subtopic 835-30, which resulted in the reclassification of certain debt issuance costs from “deferred charges and other assets, net” to “debt and finance lease obligations, less current portion.” Adjusted EBITDA VLO defines EBITDA as net income (loss) before depreciation and amortization expense, “interest and debt expense, net of capitalized interest”, and, income tax expense (benefit), and income (loss) from discontinued operations. VLO defines adjusted EBITDA as EBITDA further adjusted to reflect the effect of special items that VLO believes are not indicative of its core operating performance and that may obscure VLO’s underlying business results and trends. VLO believes that the presentation of adjusted EBITDA provides useful information to investors to assess its ongoing financial performance because when reconciled to net income, it provides improved comparability between periods. The U.S. generally accepted accounting principles (GAAP) measures most directly comparable to adjusted EBITDA are net income and net cash provided by operating activities. Renewable Diesel Net Cumulative Cash Flow VLO defines renewable diesel net cumulative cash flow as DGD’s cumulative adjusted EBITDA attributable to VLO, less DGD’s cumulative capital expenditures attributable to VLO. Valero defines DGD’s adjusted EBITDA attributable to VLO as fifty percent (VLO’s ownership interest) of DGD’s operating income (loss) plus depreciation and amortization expense, and adjusted for 2017-2019 blender’s tax credit (BTC). VLO defines DGD’s capital expenditures attributable to VLO as fifty percent (VLO’s ownership interest) of DGD’s capital investments. Because DGD’s net cash flow is effectively attributable to each partner, only 50 percent of DGD’s EBITDA and capital expenditures should be attributed to VLO’s renewable diesel cash flow. Therefore, renewable diesel cash flow has been adjusted for the portion of DGD’s EBITDA and capital expenditures attributable to VLO’s joint venture partner’s ownership interest because VLO believes that it more accurately reflects cash flow generated by its renewable diesel segment. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 42

Non-GAAP Disclosures Renewable Diesel Adjusted EBITDA Renewable diesel adjusted EBITDA is defined as DGD’s operating income adjusted to reflect the blender’s tax credit and excluding depreciation and amortization expense. Operating income is adjusted to reflect the blender’s tax credit in the proper period. The blender’s tax benefit recognized in 2019 is attributable to volumes blended during 2019 and 2018 and was recognized in December 2019 because the U.S legislation authorizing the credit was passed and signed into law in that month. The benefit recognized in 2018 is attributable to volumes blended during 2017 and was recognized in February 2018 because the U.S. legislation authorizing the credit was passed and signed into law in that month. VLO believes adjusting for these items provides improved comparability between periods. Renewable diesel EBITDA per gallon is renewable diesel adjusted EBITDA divided by DGD’s renewable diesel sales volume for the period. Sales volumes are calculated by multiplying sales volumes per day by the number of days in the applicable period. Free Cash Flow Valero defines free cash flow as net cash provided by operating activities less capital expenditures, deferred turnaround and catalyst cost expenditures, investments in joint ventures, and changes in current assets and liabilities. Valero believes that the presentation of free cash flow provides useful information to investors in assessing VLO’s ability to cover ongoing costs and VLO’s ability to generate cash returns to stockholders. The GAAP measures most directly comparable to free cash flow are net cash provided by operating activities and net cash used in investing activities. Adjusted Net Cash Provided by Operating Activities Defined as net cash provided by (used in) operating activities excluding the items noted below. Valero believes adjusted net cash provided by operating activities is an important measure of its ongoing financial performance to better assess its ability to generate cash to fund VLO’s investing and financing activities. The basis for Valero’s belief with respect to each excluded item is provided below. Changes in current assets and current liabilities – Current assets net of current liabilities represents VLO’s operating liquidity. Valero believes that the change in its operating liquidity from period to period does not represent cash generated by VLO’s operations that is available to fund VLO’s investing and financing activities. DGD’s adjusted net cash provided by operating activities attributable to VLO’s joint venture partner’s ownership interest in DGD –VLO is a 50/50 joint venture partner in DGD and consolidate DGD’s financial statements; as a result, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in VLO’s consolidated net cash provided by operating activities. DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to VLO’s net cash provided by operating activities. Therefore, net cash provided by operating activities has been adjusted for the portion of DGD’s operating cash flow attributable to VLO’s joint venture partner’s ownership interest because Valero believes that it more accurately reflects the operating cash flow available to VLO to fund VLO’s investing and financing activities. I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 43

Non-GAAP Disclosures:
Return on Invested Capital (ROIC)

RETURN ON INVESTED CAPITAL (ROIC) (unaudited, in millions)						
	Year Ended December 31,					
	2014	2015	2016	2017	2018	2019
Numerator:						
Net income attributable to VLO stockholders		$3,990	$2,289	$4,065	$3,122	$2,422
Total effect of special items after-tax		624	(565)	(1,783)	113	(61)
Adjusted net income attributable to VLO		$4,614	$1,724	$2,282	$3,235	$2,361
Plus: adjusted net interest expense after-tax		281	288	299	362	357
Adjusted net income attributable to VLO before adjusted net interest expense after-tax (A)		$4,895	$2,012	$2,581	$3,597	$2,718
Denominator:						
Current portion of debt	$606	$127	$115	$122	$238	$494
Debt and finance leases, less current portion	5,780	7,208	7,886	8,750	8,871	9,178
Less: debt issue costs - non-bank debt (ASU 2015-15)	(33)	-	-	-	-	-
Less: debt attributable to non-controlling interests	(14)	(58)	(176)	(260)	(384)	(366)
Debt attributable to VLO	$6,339	$7,277	$7,825	$8,612	$8,725	$9,306
VLO stockholders' equity	20,677	20,527	20,024	21,991	21,667	21,803
Less: cash and cash equivalents	(3,689)	(4,114)	(4,816)	(5,850)	(2,982)	(2,583)
Total invested capital	$23,327	$23,690	$23,033	$24,753	$27,410	$28,526
Average invested capital (B)		$23,509	$23,362	$23,893	$26,082	$27,968
Return on Invested Capital (A / B)		21%	9%	11%	14%	10%
Return on Invested Capital (5-year average)						13%

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Non-GAAP Disclosures: Adjusted EBITDA

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited, in Millions)

	Year Ended December 31,									Nine Months Ended
	2009	2012	2013	2014	2015	2016	2017	2018	2019	September 30, 2020
Net income (loss)	($1,982)	$2,080	$2,728	$3,711	$4,101	$2,417	$4,156	$3,353	$2,784	($798)
Plus: Depreciation and amortization expense	1,361	1,549	1,720	1,690	1,842	1,894	1,986	2,069	2,255	1,774
Plus: Interest and debt expense, net of capitalized interest	416	314	365	397	433	446	468	470	454	410
Plus: Income tax expense (benefit)	(43)	1,626	1,254	1,777	1,870	765	(949)	879	702	(614)
Less: Income (loss) from discontinued operations	(1,709)	(1,034)	6	(64)	-	-	-	-	-	-
EBITDA	$1,461	$6,603	$6,061	$7,639	$8,246	$5,522	$5,661	$6,771	$6,195	$772
Adjustments:										
Aruba (discontinued operations)	64	-	-	-	-	-	-	-	-	-
Asset impairment loss	222	86	-	-	-	56	-	-	-	-
Blender's tax credits	-	-	-	-	-	-	170	(12)	(158)	-
Environmental reserve adjustments	-	-	-	-	-	-	-	108	-	-
Gain on disposition of retained interest in CST Brands, Inc.	-	-	(325)	-	-	-	-	-	-	-
LCM inventory valuation adjustment	-	-	-	-	790	(747)	-	-	-	(19)
LIFO liquidation adjustment (gain)	-	-	-	(233)	-	-	-	-	-	326
Loss on early redemption of debt	-	-	-	-	-	-	-	38	22	-
Texas City Refinery fire expenses	-	-	-	-	-	-	-	17	-	-
EBITDA attributable to noncontrolling interest	-	3	(8)	(108)	(144)	(171)	(218)	(283)	(313)	(269)
Adjusted EBITDA attributable to Valero Energy Corporation Stockholders	$1,747	$6,692	$5,728	$7,298	$8,892	$4,660	$5,613	$6,639	$5,746	$810
Total Adjusted EBITDA attributable to Valero Energy Corporation Stockholders, 2012-2019										$51,268
Number of Years, 2012-2019										8
Average Adjusted EBITDA attributable to Valero Energy Corporation Stockholders, 2012-2019										$6,409

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Non-GAAP Disclosures:
Renewable Diesel Net Cumulative Cash Flow

RECONCILIATION OF DIAMOND GREEN DIESEL LLC's (DGD) OPERATING INCOME AND TOTAL CAPITAL INVESTEMENTS TO RENEWABLE DIESEL NET CUMMULATIVE CASH FLOW
(unaudited, in millions)

	Year Ended December 31,								
	2011	2012	2013	2014	2015	2016	2017	2018	2019
DGD's cumulative adjusted EBITDA attributable to Valero:									
Operating income (loss)		($5)	$24	$145	$157	$147	$57	$319	$728
Plus: depreciation and amortization expense		-	9	18	20	28	29	29	50
EBITDA		($5)	$33	$163	$177	$175	$86	$348	$778
Adjustments:									
EBITDA BTC adjustments (2018-2019)		-	-	-	-	-	-	156	(156)
EBITDA BTC adjustments (2017-2018)		-	-	-	-	-	160	(160)	-
DGD adjusted EBITDA		($5)	$33	$163	$177	$175	$246	$344	$622
VLO's ownership interest		50%	50%	50%	50%	50%	50%	50%	50%
DGD's adjusted EBITDA attributable to Valero		($3)	$17	$82	$89	$88	$123	$172	$311
DGD's cumulative adjusted EBITDA attributable to Valero (A)		($3)	$14	$96	$185	$273	$396	$568	$879
DGD's cumulative capital investments attributable to Valero:									
Total DGD #1 capital investment	$106	$210	$74	$14	$2	$34	$88	$170	$24
Total DGD #2 capital investment	-	-	-	-	-	-	-	22	136
Total DGD capital investment	$106	$210	$74	$14	$2	$34	$88	$192	$160
VLO's ownership interest	50%	50%	50%	50%	50%	50%	50%	50%	50%
DGD's capital investments attributable to Valero	$53	$105	$37	$7	$1	$17	$44	$96	$80
DGD's cumulative capital investments attributable to Valero (B)	$53	$158	$195	$202	$203	$220	$264	$360	$440
Renewable diesel net cumulative cash flow (A-B)	($53)	($161)	($181)	($106)	($18)	$53	$132	$208	$439

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Non-GAAP Disclosures: Renewable Diesel Adjusted EBITDA Margin RECONCILIATION OF DIAMOND GREEN DIESEL LLC’s (DGD) OPERATING INCOME TO DGD’s ADJUSTED EBITDA PER GALLON (unaudited, in millions except for per gallon amounts) Year Ended December 31, Nine Months Ended 2015 2016 2017 2018 2019 September 30, 2020 Operating income $157 $147 $57 $319 $728 $505 Plus: Depreciation and amortization expense 20 28 29 29 50 34 EBITDA $177 $175 $86 $348 $778 $539 Adjustments: EBITDA BTC adjustments (2018-2019) - - - 156 (156) -EBITDA BTC adjustments (2017-2018) - - 160 (160) - -DGD adjusted EBITDA $177 $175 $246 $344 $622 $539 DGD renewable diesel sales volume (million gallons) 157 161 161 157 277 231 DGD adjusted EBITDA per gallon $1.13 $1.09 $1.53 $2.19 $2.25 $2.33 I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 47

Non-GAAP Disclosures: Free Cash Flow RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES UNDER GAAP TO FREE CASH FLOW (unaudited, in millions) Year Ended December 31, 2012 2013 2014 2015 2016 2017 2018 2019 Net cash provided by operating activities $ 5,270 $    5,564 $    4,241 $    5,611 $    4,820 $    5,482 $    4,371 $    5,531 Less: Capital expenditures 2,931 2,121 2,153 1,618 1,278 1,353 1,628 1,769 Less: Deferred turnaround and catalyst cost expenditures 479 634 649 673 718 523 915 780 Less: Investments in joint ventures 57 76 14 141 4 406 181 164 Less: Changes in current assets and current liabilities (302) 922 (1,810) (1,306) 976 1,289 (1,297) 294 Free cash flow $    2,105 $    1,811 $    3,235 $    4,485 $    1,844 $    1,911 $    2,944 $    2,524 Total free cash flow, 2012 – 2019 $20,859 Number of years 8 Average free cash flow, 2012 – 2019 $2,607 I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 48

Non-GAAP Disclosures: Payout Ratio RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES (unaudited, in millions) Year Ended December 31, 2012 2013 2014 2015 2016 2017 2018 2019 Net cash provided by operating activities $5,270 $5,564 $4,241 $5,611 $4,820 $5,482 $4,371 $5,531 Exclude: Changes in current assets and current liabilities (302) 922 (1,810) (1,306) 976 1,289 (1,297) 294 Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating (3) 11 70 81 83 41 175 390 activities attributable to our joint venture partner’s ownership interest in DGD Adjusted net cash provided by (used in) operating activities (A) $5,575 $4,631 $5,981 $6,836 $3,761 $4,152 $5,493 $4,847 RECONCILIATION OF PURCHASES OF COMMONS STOCK FOR TREASURY AND COMMON STOCK DIVIDENDS TO PAYOUT RATIO (unaudited, in millions) Year Ended December 31, 2012 2013 2014 2015 2016 2017 2018 2019 Purchases of common stock for treasury $281 $928 $1,296 $2,838 $1,336 $1,372 $1,708 $777 Common stock dividends 360 462 554 848 1,111 1,242 1,369 1,492 Total payout (B) $641 $1,390 $1,850 $3,686 $2,447 $2,614 $3,077 $2,269 Payout Ratio (B/A) 11% 30% 31% 54% 65% 63% 56% 47% I N V E S T O R P R E S E N T A T I O N | N O V E M B E R 2 0 2 0 49

INVESTOR PRESENTATION | NOVEMBER 2020 Investor Relations Contacts Homer Bhullar Vice President, Investor Relations 210.345.1982 Homer.Bhullar@Valero.com Eric Herbort Senior Manager, Investor Relations 210.345.3331 Eric.Herbort@Valero.com Gautam Srivastava Manager, Investor Relations 210.345.3992 Gautam.Srivastava@Valero.com Our products fuel modern life and make a better future possible